As filed with the Securities and Exchange Commission on August 24, 2007
     Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
H. J. Heinz Company
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-0542520 (I.R.S. Employer Identification No.)

600 Grant Street 60th Floor Pittsburgh, Pennsylvania (Address of principal executive offices)	15219 (Zip code)
H. J. Heinz Company Amended and Restated Global Stock Purchase Plan
(Full title of the plan)
Theodore N. Bobby
Executive Vice President and General Counsel
H. J. Heinz Company
600 Grant Street, 60th Floor
Pittsburgh, Pennsylvania 15219
(Name and address of agent for service)
(412) 456-5700
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	Registered (1)	per share (2)	offering price (2)	registration fee (2)
Common Stock, $0.25 par value	2,000,000	$44.45	$88,900,000	$2,729.23

(1)  Pursuant to Rule 416(a) under the Securities Act, the number of shares of Common Stock registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the H. J. Heinz Company Amended and Restated Global Stock Purchase Plan.
(2)  Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices per share of the Common Stock on August 21, 2007, as reported on the New York Stock Exchange.

PART II
Item 8. Exhibits
SIGNATURES
Index to Exhibits
EX-4.1
EX-5.1
EX-23.2
EX-24.1

EXPLANATORY NOTE
     This registration statement on Form S-8 is filed by H. J. Heinz Company pursuant to General Instruction E to Form S-8 to register an additional 2,000,000 shares of Common Stock that may be offered and sold to participants under the H. J. Heinz Company Amended and Restated Global Stock Purchase Plan (the “Plan”). The contents of the registration statement on Form S-8, file number 333-87419, previously filed by H. J. Heinz Company and relating to the registration of shares of Common Stock for issuance under the Plan, are hereby incorporated by reference into this registration statement in accordance with General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit Numbers	Exhibit

4.1	Second Amended and Restated Articles of Incorporation of H. J. Heinz Company, dated August 15, 2007, amending and restating the amended and restated Articles of Amendment in their entirety

4.2	By-Laws of H. J. Heinz Company, as amended effective August 15, 2007 (incorporated by reference to Exhibit 3 (ii) to H. J. Heinz Company’s quarterly report on Form 10-Q for the three months ended August 1, 2007)

5.1	Opinion of Theodore N. Bobby, Executive Vice President and General Counsel

23.1	Consent of Theodore N. Bobby (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on August 24, 2007.

H. J. Heinz Company
By:	/s/ Theodore N. Bobby
Theodore N. Bobby
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

*
William R. Johnson	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

*
Charles E. Bunch	Director

*
Leonard S. Coleman, Jr.	Director

*
John G. Drosdick	Director

*
Edith E. Holiday	Director

*
Candace Kendle	Director

*
Dean R. O’Hare	Director

*
Nelson Peltz	Director

*
Dennis H. Reilley	Director

*
Lynn C. Swann	Director

*
Thomas J. Usher	Director

Signature	Title

*
Michael F. Weinstein	Director

*
Arthur B. Winkleblack	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

*
Edward J. McMenamin	Senior Vice President — Finance (Principal Accounting Officer)

*By:	/s/ Theodore N. Bobby Theodore N. Bobby
Attorney-In-Fact
August 24, 2007

Index to Exhibits

Exhibit Numbers	Exhibit

4.1	Second Amended and Restated Articles of Incorporation of H. J. Heinz Company, dated August 15, 2007, amending and restating the amended and restated Articles of Amendment in their entirety

4.2	By-Laws of H. J. Heinz Company, as amended effective August 15, 2007 (incorporated by reference to Exhibit 3(ii) to H. J. Heinz Company’s quarterly report on Form 10-Q for the three months ended August 1, 2007)

5.1	Opinion of Theodore N. Bobby, Executive Vice President and General Counsel

23.1	Consent of Theodore N. Bobby (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney